UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2007

Interstate Hotels & Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14331	52-2101815
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4501 North Fairfax Drive, Suite 500, Arlington, Virginia		22203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 387-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On June 1, 2007, Mr. Joseph J. Flannery notified the Company that, effective the same day, he was resigning from the Company’s Board of Directors.

(e)

2007 Restricted Stock Plan

On May 31, 2007, the Interstate Hotels & Resorts, Inc. 2007 Equity Award Plan (the "Equity Award Plan"), as presented in the Company’s 2007 proxy statement, was approved by the Company’s Stockholders at the Company’s Annual Stockholder meeting. Effective with the conclusion of the Annual Meeting, the Company’s Board of Directors, following the Compensation Committee’s recommendation, approved the 2007 Restricted Stock Plan (the "Restricted Stock Plan"). The shares granted pursuant the Restricted Stock Plan will be issued under the Equity Award Plan. The Restricted Stock Plan will be the basis for restricted stock grants made to certain of the Company’s executives, including the named officers, in early 2008.

The number of shares of restricted stock that will be granted to the participating executives will be based on the achievement of certain performance measures for calendar year 2007. The number of shares that will be granted will be based on a pre-determined dollar value (as set by the achievement of the Company and the executive of certain performance measures for 2007 as described below) based on a percentage of each executive’s base salary during 2007 divided by the average closing price of the Company’s common stock over the trailing 20 business days prior to the date of grant. The shares granted will vest over four years for all executives other than Mr. Hewitt, the Company’s chief executive officer, whose vesting period pursuant to the terms of his employment agreement is three years.
The dollar value of the restricted stock to be granted to each executive is based upon the achievement of goals related to (a) Company performance as measured by EBITDA (earnings before interest, taxes, depreciation and amortization), (b) Company performance as measured by EPS (earnings per share) and (c) an executive’s individual and departmental performance. EBITDA, EPS and executive performance each represent one-third of an executive’s bonus potential.

The maximum value of the restricted stock grant each participating executive is eligible to receive under the 2007 Restricted Stock Plan is based on the executive’s title and experience level. Thomas F. Hewitt, our chief executive officer, is eligible to receive a restricted stock grant equal in value to 95-156% of his base salary. Bruce A. Riggins, our chief financial officer, is eligible to receive a restricted stock grant equal in value to 85-138% of his base salary. Christopher L. Bennett, our Executive Vice President and General Counsel, Leslie Ng, our Chief Investment Officer, and Samuel E. Knighton, our President, Hotels, are each eligible to receive a restricted stock grant equal in value to 70–106% of their respective base salaries. Denis McCarthy, our Chief Accounting Officer, is eligible to receive a restricted stock grant equal in value to 50-81% of his base salary.

Non-employee Director Restricted Stock Grants

As disclosed in the Company’s 2007 proxy statement, the Company’s Board of Directors, following the recommendation of the Compensation Committee, has approved the annual granting of restricted stock to non-employee directors on the day following each Annual Stockholder Meeting. The grants are made under the Company’s 2007 Equity Award Plan which was approved by the Company’s Stockholders at the Company Annual Stockholder Meeting held on May 31, 2007. The restricted shares granted to each non-employee director is equal in value to $15,000 based on the closing price of the Company’s common stock on the date of grant. Based on the closing price of the Company’s common stock on June 1, 2007, Ms. Doggett and Messrs. Alibhai, Allen, Bolton, Dannhauser, McCurry, Russell and Whetsell, representing all of the Company’s non-employee directors, were each granted 2,525 restricted shares of the Company’s common stock which vest ratably over four years.

Executive Compensation

On June 1, 2007, the Company executed an employment agreement with Denis S. McCarthy, the Company’s chief accounting officer. Under the agreement, Mr. McCarthy will serve for an initial term of three years. The agreement automatically renews on a year-to-year basis after the initial three years unless terminated in accordance with certain provisions of the agreement. Mr. McCarthy will be paid an annual base salary of $230,000 and will be eligible for an annual bonus equal to an amount between 0% and 66% of his base salary, depending upon the achievement of predefined performance goals. Mr. McCarthy is also eligible to participate in employee incentive and benefit plans, as determined by the compensation committee, including the Company’s 2007 Cash Bonus Plan and the 2007 Restricted Stock Plan.

The agreement may be terminated with or without cause by us, and with or without "good reason" by Mr. McCarthy. If his employment is terminated by the Company other than for cause, or by Mr. McCarthy for "good reason," we will provide him with the following severance benefits: 1) Mr. McCarthy will be paid an amount equal to the sum of (x) 26 weeks of his base salary and (y) 3 additional weeks of his base salary for each full 12 month period he has been employed by the Company (the severance payment pursuant to this item (1) increases to one year of Mr. McCarthy’s base salary and annual bonus if he is terminated in connection with a change of control of the Company); 2) all his unvested stock options will immediately vest and become exercisable for one year; 3) all his unvested restricted stock will immediately vest and become free of all contractual restrictions; and 4) we will continue to provide health and dental benefits for 18 months, or until he obtains benefits from another employer. If the agreement is terminated due to Mr. McCarthy's death or disability, he or his heir will receive the following benefits: i) payment for one year of any compensation due Mr. McCarthy under his employment contract; ii) immediate vesting of any unvested portion of the executive’s stock options and restricted stock and the rights to exercise those options and all previously vested and unexercised options continue for one year after they vest; and iii) shares of restricted stock previously granted shall become free from all contractual restrictions.

Effective June 1, 2007, the Company, following the Compensation Committee’s approval, amended its employment agreement with Christopher L. Bennett increasing Mr. Bennett’s annual cash bonus potential from 66% to 100% of his base salary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interstate Hotels & Resorts, Inc.

June 6, 2007	By:	/s/ Christopher L. Bennett

Name: Christopher L. Bennett
Title: EVP & General Counsel